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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Implant Sciences Corporation
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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IMPLANT SCIENCES CORPORATION
107 Audubon Road, #5
Wakefield, MA 01880
(781) 246-0700

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, December 11, 2003

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Implant Sciences Corporation to be held on Thursday, December 11, 2003 at 10:00 a.m. at the Sheraton Colonial Hotel located at 1 Audubon Road, Wakefield, Massachusetts 01880 for the following purposes:

        1.     To elect five (5) directors to serve until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

        2.     To consider and act upon a proposal to amend the Company's 2000 Incentive and Nonqualified Stock Option Plan to increase the number of shares of the Company's common stock available for issuance under the plan by 400,000 to 1,000,000 shares, to remove the limitation of the number of stock options an employee may be granted in a calendar year and to increase from 2,000 to 10,000 the annual options granted to Non-Employee Directors.

        3.     To transact any further business that may properly come before the annual meeting or any adjournment.

        The Board of Directors has fixed the close of business on October 29, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the 2003 Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

        You are urged to read the attached Proxy Statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed envelope. You may revoke your proxy if you so desire at any time before it is voted.

                      By Order of the Board of Directors

                      Stephen N. Bunker, Clerk

Wakefield, Massachusetts
November 7, 2003

IMPLANT SCIENCES CORPORATION
107 Audubon Road, #5
Wakefield, MA 01880
(781) 246-0700

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on Thursday, December 11, 2003

        This proxy statement relates to the annual meeting of stockholders of Implant Sciences Corporation. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about November 11, 2003. The board of directors is soliciting proxies to be used at the annual meeting and any adjournments of the meeting. The annual meeting will be held at the Sheraton Colonial Hotel located at 1 Audubon Road, Wakefield, Massachusetts 01880, on Thursday, December 11, 2003, beginning at 10:00 a.m. local time.

        When proxies are returned properly executed, the persons named in the proxies will vote the shares represented in accordance with the stockholders' directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder has specified no choice in a properly executed proxy, the persons named as proxies will vote the shares as recommended by management.

        Any stockholder may revoke his proxy at any time before it has been exercised by:

  •
  providing us with a later dated proxy,

  •
  notifying our clerk in writing at the following address: Implant Sciences Corporation, 107 Audubon Road, #5, Wakefield, MA 01880, Attn: Clerk or Diane Ryan, or

  •
  attending the annual meeting and voting in person.

        We have fixed the close of business on October 29, 2003, as the record date for the annual meeting and any adjournment of the annual meeting. Only stockholders of record on the record date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment. At the close of business on the record date, there were issued and outstanding 6,650,156 shares of common stock, each of which is entitled to cast one vote.

QUORUM AND TABULATION OF VOTES

        Our by-laws provide that a quorum for the annual meeting will be a majority in interest of the shares of common stock issued and outstanding and entitled to vote at the annual meeting. We will treat shares of common stock represented by a properly signed and returned proxy as present at the annual meeting for the purpose of determining a quorum. In general, votes withheld from any nominee for election as a director, abstentions and "broker non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        A plurality of the votes properly cast in favor at the annual meeting will elect each director. Abstentions and votes withheld from director-nominees will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

        The persons named in the proxies will vote the shares FOR election of each nominee as a director if no specification is made.

        Proposal No. 2, to approve the amendment of the 2000 Incentive and Nonqualified Stock Option Plan, requires a vote of the holders of a majority of the outstanding shares available to vote. American Stock Exchange Rules require stockholder approval of the amendment to the 2000 Incentive and Nonqualified Stock Option Plan. Also, the stockholders must approve the amendment in order for stock options and other awards relating to shares issuable under the plan to qualify for favorable tax treatment under the Internal Revenue Code. Abstentions will therefore have the effect of a vote against the proposal. Broker non-votes will not be included in calculating the number of votes cast on this proposal.

        We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

        We have hired ADP to tabulate votes at the annual meeting.

        Our 2003 annual report, including our audited financial statements for the fiscal year ended June 30, 2003, is being mailed to stockholders concurrently with this proxy statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

        Our board of directors is currently comprised of five directors. At the 2003 annual meeting, five directors will be elected to serve until the 2004 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated Anthony J. Armini, Stephen N. Bunker, Michael Szycher, Shaun Cave and David Eisenhaure. Each nominee has indicated his willingness to serve as our director, and therefore the board of directors anticipates that each such nominee will serve as a director if elected. However, if any person nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

        A quorum being present, the affirmative vote of a plurality of the shares present in person or represented by proxy is necessary to elect each of the nominees.

        The board of directors recommends that you vote FOR the election of Anthony J. Armini, Stephen N. Bunker, Michael Szycher, Shaun Cave, and David Eisenhaure as directors of Implant Sciences Corporation.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position	Position Since
Anthony J. Armini	65	President, Chief Executive Officer and Chairman of the Board	1984
Stephen N. Bunker	60	Vice President and Chief Scientist, Director	1988
Alan D. Lucas (1)	47	Vice President of Sales and Marketing	1998
John J. Munro, III (1)	54	Vice President, Brachytherapy Products	2001
Diane J. Ryan	43	Vice President Finance and Chief Financial Officer	2003
Michael Szycher (2) (3)	65	Director	1999
Shaun K. Cave (2) (3)	57	Director	2002
David B. Eisenhaure (2)	58	Director	2002

(1)
Not an Executive Officer

(2)
Member of the Audit Committee for the fiscal year ended June 30, 2003

(3)
Member of the Compensation Committee for the fiscal year ended June 30, 2003.

        Dr. Anthony J. Armini has been our President, Chief Executive Officer, and Chairman of the Board of Directors since our incorporation. From 1972 to 1984, prior to our founding, Dr. Armini was Executive Vice President at Spire Corporation. From 1967 to 1972, Dr. Armini was a Senior Scientist at McDonnell Douglas Corporation. Dr. Armini received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1967. Dr. Armini is the author of twenty two patents and fourteen publications in this field. Dr. Armini has over thirty years of experience working with cyclotrons and linear accelerators, the production and characterization of radioisotopes, and over twenty years experience with ion implantation in the medical and semiconductor fields. Dr. Armini has been on the Board of Directors of CardioTech International, Inc., a publicly traded company of which Dr. Szycher is President and Chief Executive Officer, since October 2000.

        Dr. Stephen N. Bunker has served as our Vice President and Chief Scientist since 1987 and a Director since 1988. Prior to joining us, from 1972 to 1987, Dr. Bunker was a Chief Scientist at Spire Corporation. From 1971 to 1972, Dr. Bunker was an Engineer at McDonnell Douglas Corporation. Dr. Bunker received his Ph.D. in nuclear physics from the University of California, Los Angeles in 1969. Dr. Bunker is the author of eleven patents in the field of implant technology.

        Alan D. Lucas has served as our Vice President of Sales and Marketing since March 1998. Prior to joining us, Mr. Lucas accumulated over 20 years experience in various marketing and business development positions for medical device companies. Most recently, from 1996 to 1998, Mr. Lucas was the Director of Corporate Development at ABIOMED, Inc. From 1994 to 1996, Mr. Lucas was a strategic marketing and sales consultant focused on medical technology. From 1991 to 1994, Mr. Lucas was the Director of Marketing at Vision Sciences, Inc. a developmental stage medical device company.

        John J. Munro, III has been our Vice President of Brachytherapy Products since 2001. From March 2000 until December 2000, he served as our Director of Brachytherapy Products and from November 1999 until March 2000 as our Project Manager of Temporary Brachytherapy. From August 1998 until October 1999, he served as Chief Executive Officer of GammaMed, USA, Inc and from July 1997 until August 1998 Mr. Munro was the Director of Source Operations at CIS-US, Inc. Mr. Munro is the author of two patents.

        Diane J. Ryan has served as our Vice President of Finance and Chief Financial Officer since May 2003. Ms. Ryan has been employed with Implant Sciences Corporation since March 1989. From March 2003 to May 2003 she was the Corporate Controller of the Company. Ms. Ryan graduated from Salem State College with a B.S. in Business Administration and a minor in management.

        Michael Szycher joined our Board of Directors in December 1999. He has been President and Chief Executive Officer and Director of CardioTech International, Inc., a publicly traded manufacturer of medical devices and biocompatible polymers since 1996. From 1988 to 1996, Dr. Szycher was Chairman and Chief Technology Officer of Polymedica Industries. Dr. Szycher is a recognized authority on polyurethanes and blood compatible polymers. He is the editor of six books on various subjects in blood compatible materials and devices and the author of eighty original research articles.

        Shaun K. Cave has served on our board of directors since November 2002. Mr. Cave co-founded Cynosure Laser Corporation in 1992 and had been responsible for Marketing and Sales until August 2003. From January 1988 until September 1990, Mr. Cave served as Vice President of Sales of Candela Laser Corporation.

        David B. Eisenhaure has served on our board of directors since November 2002. He has been the President, Chief Executive Officer and Chairman of the Board of SatCon Technology Corporation since 1985. From 1974 until 1985, Mr. Eisenhaure was associated with the Charles Stark Draper Laboratory, Incorporated and with its predecessor, the Massachusetts Institute of Technology's Instrumentation Laboratory, from 1967 to 1974. Mr. Eisenhaure also holds an academic position at M.I.T., as a lecturer in the Department of Mechanical Engineering. Mr. Eisenhaure serves on the board of directors of Mechanical Technology Incorporated and Beacon Power. He holds a S.B., S.M. and an Engineer's Degree in Mechanical Engineering from M.I.T.

The Board of Directors and Its Committees

        The board of directors held five meetings during the fiscal year ended June 30, 2003. No current director attended fewer than 75% of the total number of meetings held by the board or committees of the board on which he served. The board of directors currently has two standing committees: the audit committee and the compensation committee.

        The board of directors selects nominees for election as our directors. The board of directors will consider a nominee for election to the board of directors recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by, our By-laws. We do not maintain a standing nominating committee.

Audit Committee

        The members of the audit committee are Messrs. Szycher, Eisenhaure and Cave. The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors. The audit committee also has the responsibilities and authority described in its written charter. The members of the audit committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The audit committee met four times during fiscal 2003.

Compensation Committee

        The members of the compensation committee are Messrs. Cave and Szycher. The compensation committee reviews and recommends to the board of directors the compensation and benefits of our officers and directors, including administering and granting options under our stock option plans. The compensation committee also establishes and reviews general policies relating to the compensation and benefits of our employees. The compensation committee met three times during fiscal 2003.

Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act.

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities ("ten percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent stockholders are charged by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        In the last fiscal year Alan Lucas and John Munro each filed one report on Form 4 late and Diane Ryan filed her Form 3 late.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

        Our directors who are our employees do not receive any compensation for service on the board of directors. Directors who are not our employees are paid a yearly stipend of $2,500 and are reimbursed for reasonable travel expenses incurred in connection with attendance at board and committee meetings.

        If the stockholders at this 2003 annual meeting approve the amendment to the 2000 Incentive and Nonqualified Stock Option Plan, each director who is not our employee will automatically receive an annual grant of options to purchase 10,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant for each year of service. Each such option will have a term of five years and will vest in full on the date of the grant.

Executive Compensation

        The following table sets forth the aggregate cash compensation paid by us to our executive officers in the three fiscal years ended June 30, 2001, 2002 and 2003.

SUMMARY COMPENSATION TABLE

Long-Term Compensation Awards
		Annual Compensation						Shares Underlying Options Granted (#)
Name and Principal Position						Other Annual Compensation ($)
	Year	Salary($)		Bonus ($)
Anthony J. Armini* President, Chief Executive Officer and Chairman of the Board	2003 2002 2001	$ $ $	176,202 182,533 129,133	$ $	— 75,000 25,000	$ $ $	14,965 10,993 6,255	62,200 — 90,000
Stephen N. Bunker* Vice President, Chief Scientist and Director	2003 2002 2001	$ $ $	82,932 126,539 101,545		— — —	$ $ $	1,316 5,759 4,972	57,300 — —
Diane J. Ryan*+ Vice President Finance and Chief Financial Officer	2003 2002 2001		$75,421 — —		$2,750 — —		$783 — —	49,000 — —
Alan D. Lucas Vice President of Sales and Marketing	2003 2002 2001	$ $ $	161,846 161,538 135,434	$	— — 15,000	$ $ $	1,497 11,179 6,370	10,400 — 50,000

*
Executive Officer

+
Promoted to Chief Financial Officer May 2003, formerly Controller

OPTION GRANTS IN FISCAL 2003

        The following table sets forth certain information regarding stock options granted in fiscal year ended June 30, 2003, to certain executive officers.

Option Grants in Fiscal 2003

Name and Principal Position	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)		Expiration Date
Anthony J. Armini President and Chief Executive Officer	50,000 12,200	11% 3%	$ $	4.65 2.31	11/11/07 03/04/08
Stephen N. Bunker Vice President and Chief Scientist	50,000 7,300	11% 2%	$ $	4.65 2.31	11/11/07 03/04/08
Alan Lucas Vice President of Sales and Marketing	10,400	2%		$5.26	6/26/13
John J. Munro, III Vice President of Brachytherapy Products	15,000 7,700	3% 2%	$ $	4.23 2.10	11/11/12 03/04/13
Diane J. Ryan Vice President Finance and Chief Financial Officer	20,000 4,000 25,000	4% 1% 5%	$ $ $	4.23 2.10 3.16	11/11/12 03/04/13 05/21/13

        No named executive officer exercised any options in fiscal 2003.

Fiscal Year-End Option Values

        The following table sets forth information regarding exercisable and unexercisable options held as of June 30, 2003, by each of the named executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at June 30, 2003		Value of Unexercised In-the-Money Options at June 30, 2003 (1)
Name and Principal Position
	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony J. Armini President, Chief Executive Officer and Chairman of the Board	127,200	25,000	$54,960	$17,750
Stephen N. Bunker Vice President and Chief Scientist	32,300	25,000	$40,015	$17,750
Alan D. Lucas Vice President of Sales and Marketing	135,600	—	$42,512	$0
John J. Munro, III Vice President of Brachytherapy Products	30,200	27,500	$33,577	$8,475
Diane J. Ryan Vice President Finance and Chief Financial Officer	15,667	38,333	$24,340	$66,300

(1)
As of June 30, 2003, the market value of a share of common stock was $5.36.

Employment Agreements

        Anthony J. Armini.    On September 26, 1998, we entered into an employment agreement, with an initial term of five years. Under this employment agreement, Dr. Armini serves as our president and chief executive officer at a base salary of $125,000. In addition, Dr. Armini may participate in our employee fringe benefit plans or programs generally available to employees of comparable status and position. We and Dr. Armini and are entitled to terminate his employment for any material breach of his employment agreement at any time upon at least 30 days' written notice. In the event we terminate Dr. Armini without cause, we will pay him 12 months salary. Under his employment agreement, he is subject to restrictive covenants, including confidentiality provisions. Also, during his employment and for a period of two years after the term of the employment agreement, Dr. Armini is subject to a non-competition provision.

        Stephen N. Bunker.    On September 26, 1998, we entered into an employment agreement with Dr. Bunker in substantially the same form as that described for Dr. Armini. Dr. Bunker serves as our vice president and chief scientist at a base annual salary of $100,000.

Equity Compensation Plan Disclosure

        The following table sets forth certain information as of June 30, 2003 regarding securities authorized for issuance under our equity compensation plans.

        The following table sets forth certain information as of June 30, 2003, regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements. Our equity compensation plans include the 1992 Stock Option Plan, 1998 Incentive and Nonqualified Stock Option Plan, 2000 Incentive and Nonqualified Stock Option Plan and the 1998

Employee Stock Purchase Plan. All of these equity compensation plans have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Security Holders	953,500	$4.87	355,703(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	953,500	$4.87	355,703(1)

(1)
Our 2000 Incentive and Nonqualified Stock Option Plan authorizes the issuance of incentive options and nonqualified stock options. Our 1998 Incentive and Nonqualified Stock Option Plan authorizes the issuance of incentive and nonqualified stock options. Our 1992 Stock Option Plan authorizes the issuance of incentive stock options, nonqualified stock options, and restricted stock awards, however, no options may be issued under this plan. There are zero shares of our common stock available for future grants under the 2000 Incentive and Nonqualified Stock Option Plan, 8,503 shares of our common stock available for future grants under the 1998 Incentive and Nonqualified Stock Option Plan and no shares of our common stock available for future grants under the 1992 Stock Option Plan. If the shareholders approve the amendment to the 2000 Incentive and Nonqualified Stock Option Plan, there will be 347,200 shares of our common stock reserved for issuance. The above number does not include 129,577 shares of our common stock reserved for issuance under our 1998 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

        The audit committee, consisting of Messrs. Szycher, Cave and Eisenhaure, reviewed and discussed the audited financial statements for the year ended June 30, 2003, with management. The audit committee has discussed with our independent auditors, BDO Seidman LLP, any matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." Our independent accountants also provided to the audit committee the written disclosures and a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the audit committee discussed with the independent accountants the firm's independence.

        Based upon the audit committee's discussions with management and the independent accountants and the audit committee's review of the representations of management, and the report of the independent accountants to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in Implant Sciences Corporation's Annual Report on Form 10-KSB/A for the year ended June 30, 2003, as filed with the Securities and Exchange Commission.

                      Michael Szycher
                      Shaun Cave
                      David Eisenhaure

Certain Relationships and Related Transactions

        Certain of our directors hold positions as directors of CardioTech. Our CEO and Chairman of the Board of Directors is also a director of CardioTech. The CEO and Chairman of the Board of Directors of CardioTech is also our director.

        Accounts receivable from related parties as of June 30, 2003 consisted of a loan of $138,000 to our chief executive officer, which was used to exercise options for 50,000 shares of our common stock on December 9, 1997. The loan is due and payable December 9, 2003 and the loan bears interest at 6% per annum. This transaction was reported as a reduction of stockholders' equity.

        In March 2000, we entered into a $250,000 joint research agreement with CardioTech to develop a proprietary porous polymer biocompatible coating technology as a platform for our proprietary radioactive brachytherapy technology. During fiscal 2001, we paid $50,000 pursuant to the aforementioned agreement. The joint research and development agreement provides for CardioTech to develop the polyurethane coating instrumental in the development of a polyurethane coated drug-eluting stent and for CardioTech to grant us a perpetual worldwide exclusive license to use, sublicense and otherwise deal in any technology developed by CardioTech in connection with the development of the stents. In consideration of the research, development and technology transfer, we will pay Cardiotech $150,000 in cash pursuant to a milestone schedule. In addition, CardioTech will sell to us 100,000 shares of CardioTech's common stock at a price of $1.00 per share pursuant to the achievement of certain milestones related to the research and development. The owner of the technology used in connection with the stent will be CardioTech, however such technology will be transferred to us pursuant to a technology license as described above. The developed technology represents a "platform" in the sense that the polyurethane developed by CardioTech and utilized to cover the stent will be the medium in which specific anti-restenosis drugs will be implanted and therefore becomes the key technological component of this drug-eluting stent. The research and development agreement provides for 6 phases including the design of equipment necessary to produce prototypes of the stent, development of a series of prototypes, production of a limited number of prototypes and the delivery of prototypes to us. The material deadline is therefore the delivery of an operative prototype. We are obligated to pay the entire $250,000 if all milestone conditions are met. Through June 30, 2003, we paid CardioTech $115,000 pursuant to the aforementioned agreement. Additionally, we acquired 60,000 shares of the common stock of CardioTech at a price of $1.00 per share. As of June 30, 2003, the fair market value of the CardioTech shares held as investment is $177,000. CardioTech is a publicly traded company whose common stock trades under the symbol CTE on the American Stock Exchange.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of August 31, 2003, with respect to the beneficial ownership of our common stock of each director and nominee for director, each named executive officer in the executive compensation table above, all of our directors and current officers as a group, and each person known by us to be a beneficial owner of five percent or more of our common stock.

This information is based upon information received from or on behalf of the individuals named therein.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Anthony J. Armini (4)	1,345,322	19.9%
Patricia A. Armini 12 Harvard Drive Bedford, MA 01730	787,622	11.7%
Casparin Corporation (3) Gorsiraweg 14 P.O. Box 3889 Willemstad, Curacao Netherlands Antilles	634,015	9.4%
Stephen N. Bunker (5)	668,248	9.9%
Alan D. Lucas (6)	138,100	2.0%
Diane Ryan (8)	39,307	*
John Munro (7)	35,952	*
Michael Szycher (10)	16,000	*
Shaun Cave (11)	10,000	*
David Eisenhaure (9)	11,000	*
All Directors and Officers as a group (12)	2,263,929	33.5%

*
Less than 1%.

(1)
Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed.

(2)
The calculation of percent of class is based on 6,757,696 shares of common stock issued and outstanding as of August 31, 2003.

(3)
Casparin Corporation is a wholly-owned subsidiary of TREC (Holland) Amsterdam B.V., a sister company of NAR Holding Corporation. Casparin Corporation is a wholly-owned subsidiary of Trec (Holland) Amsterdam B.V. The Company believes that the principal beneficial owner of Trec (Holland) Amsterdam B.V. is Takata Corporation and that its principal beneficial owner is Juchiro Takada.

(4)
Includes 127,200 options exercisable within 60 days of the date hereof.

(5)
Includes 32,300 options exercisable within 60 days of the date hereof.

(6)
Includes 135,600 options exercisable within 60 days of the date hereof.

(7)
Includes 30,200 options exercisable within 60 days of the date hereof.

(8)
Includes 15,667 options exercisable within 60 days of the date hereof.

(9)
Includes 10,000 options exercisable within 60 days of the date hereof.

(10)
Includes 16,000 options exercisable within 60 days of the date hereof.

(11)
Includes 10,000 options exercisable within 60 days of the date hereof.

(12)
Includes 376,967 options exercisable within 60 days of the date hereof.

PROPOSAL TWO—AMENDMENT OF OUR
2000 INCENTIVE AND NON QUALIFIED STOCK OPTION PLAN

        In 2003 our board of directors amended, subject to approval by our stockholders, our 2000 Incentive and Nonqualified Stock Option Plan to (i) increase the number of shares available for the grant of options under the plan by 400,000 to 1,000,000, subject to adjustment in the event of stock splits, stock dividends, recapitalizations and the like, (ii) to remove the limitation of the number of stock options an employee may be granted (currently 50,000) in a calendar year, and (iii) to increase the number of annual options to be granted to our Non-Employee Directors upon election or reelection to the Board from 2,000 shares to 10,000 shares. Our board of directors is submitting this amendment to the 2000 Incentive and Nonqualified Stock Option Plan to our stockholders for approval.

        Options issued under the 2000 Incentive and Nonqualified Stock Option Plan constitute a significant portion of the overall compensation of our employees, including our executive officers. Our board of directors, including the members of the compensation committee, believes that we will derive substantial benefits from increasing the aggregate number of options that we can issue under the 2000 Incentive and Nonqualified Stock Option Plan while eliminating the calendar year limitation on the number of stock options an employee may be granted. Our board of directors believes that the proposed amendment, by enabling us to issue additional options under the plan, will enable us to further align the interests of our executive officers and other employees with the interests of our stockholders. The board also believes that the proposed amendment will assist us in attracting and retaining key executives by enabling us to offer competitive compensation packages. In addition, the board of directors believes that the availability of additional shares under the 2000 Incentive and Nonqualified Stock Option Plan would provide increased flexibility in structuring any acquisitions that we may pursue.

        In addition, options issued under the 2000 Incentive and Nonqualified Stock Option Plan to our Non-Employee Directors constitute a significant portion of the compensation offered to our Directors in exchange for their time, experience and guidance. An increase in the number of options granted is needed to fairly represent the value of their services to the success of the Company.

        As of June 30, 2003, a total of 632,800 options were granted to employees of the Company, consultants and other associated persons under the 2000 Incentive and Nonqualified Stock Option Plan, of which 223,500 options were granted to executive officers. The exercise price of such options ranges from $2.10 to $10.90. In addition, 32,000 of those options were granted by the board subject to the approval of an increase in the number of options granted, at this meeting.

        Other than for the increase in the number of shares available for issuance under the Plan, the removal of the limitation to the number of stock options an employee can be granted in a calendar year and the increase in options granted to Non-Employee Directors, no other changes will be made to the Plan that was approved by the stockholders at the 2000 Annual Meeting of the Stockholders on December 7, 2000.

        In order to pass, this proposal must receive the affirmative vote of a majority of the outstanding shares of our Common Stock.

        The board of directors recommends that you vote FOR this proposal to approve the amendment of the 2000 Incentive and Nonqualified Stock Option Plan.

Description of the 2000 Incentive and Nonqualified Stock Option Plan

        Our board of directors originally adopted the 2000 Incentive and Nonqualified Stock Option Plan on August 28, 2000, and our stockholders approved the plan on December 7, 2000. We had reserved a total of 600,000 shares of common stock for issuance under the 2000 Incentive and Nonqualified Stock

Option Plan. In January 2003, the board adopted an amendment to the 2000 Incentive and Nonqualified Stock Option plan to increase the number of options granted to Non-Employee Directors from 2,000 to 10,000. In June 2003, the board adopted an amendment to the 2000 Incentive and Nonqualified Stock Option Plan to increase the total number of shares of common stock that may be issued pursuant to awards under the 2000 Incentive and Nonqualified Stock Option Plan by 400,000 to 1,000,000. In October 2003, the board adopted an amendment to the 2000 Incentive and Nonqualified Stock Option Plan to remove the limitation of the number of stock options an employee may be granted in a calendar year. Prior to the amendment, no employee could receive a grant of more than 50,000 options in any calendar year.

        As of June 30, 2003, options to purchase a total of 632,800 shares of common stock were outstanding under the 2000 Incentive and Nonqualified Stock Option Plan. Set forth below is a summary description of the 2000 Incentive and Nonqualified Stock Option Plan, including the proposed amendment.

        General Information.    The purpose of the plan is to encourage and enable officers, directors, key employees and other individuals providing services to us to acquire a proprietary interest in us. We anticipate that providing such persons with a direct stake in our welfare will assure a closer identification of their interests with those of ours and our shareholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

        Stockholder approval of the amendment increasing the number of shares issuable under the 2000 Incentive and Nonqualified Stock Option Plan is required in order for stock options relating to such additional authorized shares to qualify as incentive stock options under Section 422 of the Internal Revenue Code. In addition, American Stock Exchange rules require stockholder approval of the amendment to the 2000 Incentive and Nonqualified Stock Option Plan. Approval will require the affirmative vote of a majority of the outstanding shares of common stock.

        Eligibility.    Awards may be granted under the 2000 Incentive and Nonqualified Stock Option Plan to officers, directors, employees and consultants. As of June 30, 2003, three non-employee directors, five officers and approximately 61 non-officer employees were eligible to participate in the 2000 Incentive and Nonqualified Stock Option Plan.

        Non-employee directors are not eligible to receive discretionary grants of options to purchase shares of common stock under this plan. However, each non-employee director who is elected to the board of directors is automatically granted a nonqualified option to purchase 10,000 shares of common stock and upon each reelection a nonqualified option to purchase 10,000 shares of common stock. The exercise price per share will be equal to the fair market value of the common stock on the date the option is granted. Each option will expire on the fifth anniversary of the date of grant.

        Administration of the plan.    The 2000 Incentive and Nonqualified Stock Option Plan will be administered by a committee consisting of at least two outside directors. For purposes of the plan, an outside director is a person who:

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  is not our employee or an employee of any affiliate,

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  is not our former employee or a former employee of any affiliate who is receiving compensation for prior services during our taxable year or the affiliate's taxable year,

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  has not been our officer or an officer of any affiliate, and

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  does not receive remuneration from us or any affiliate in any capacity other than as a director.

The committee that will administer the 2000 Incentive and Nonqualified Stock Option Plan will select the individuals who will receive options and will determine the option exercise price and other terms of each option, subject to the provisions of the plan. This committee also has the power to make changes to outstanding options under the plan, including the power to reduce the exercise price, accelerate the vesting schedule and extend the expiration date of any option.

        Incentive Options and Nonqualified Options.    The 2000 Incentive and Nonqualified Stock Option Plan authorizes the grant of options to purchase common stock intended to qualify as incentive options, as defined in Section 422 of the Internal Revenue Code, and options that do not so qualify. Incentive options may be granted under the plan to our employees or employees of any subsidiary, including directors and officers who are our employees or employees of any subsidiary. Nonqualified options may be granted under the plan to our employees or employees of any subsidiary and to directors, consultants and other persons who render services to us or any subsidiary, regardless of whether they are our employees or employees of any subsidiary.

        The exercise price of incentive options granted under the 2000 Incentive and Nonqualified Stock Option Plan must equal or exceed the fair market value of the common stock on the date of grant. The exercise price of incentive options granted under the plan to a person who owns more than 10% of the combined voting power of all classes of our outstanding capital stock or any subsidiary must equal or exceed 110% of the fair market value of the common stock on the date of grant. The exercise price of nonqualified options granted under the plan may be above or below the fair market value of the common stock.

        Each incentive option will expire no later than ten years after the date of grant or, in the case of an option granted to a person who owns more than 10% of the combined voting power of all classes of our outstanding capital stock or any subsidiary, five years after the date of grant.

        The aggregate fair market value (at the time of grant) of shares issuable pursuant to incentive options that are exercisable for the first time in any calendar year may not exceed $100,000, unless a greater amount is permitted by law.

        Other Terms.    Options are not transferable except by will or by the laws of descent and distribution, and during the holder's lifetime are exercisable only by the holder.

        An option terminates upon the earliest of:

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  The date of expiration.

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  Cancellation if we are party to a reorganization or merger, consolidation, we are liquidated or we sell substantially all of our assets and the committee provides for cancellation of outstanding options.

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  In the case of an incentive option, sixty days after termination of employment other than for cause. However, if before the option expires, the option holder retires in good standing for reasons of age, the option terminates on the earlier of the date of expiration or 90 days after the date of retirement.

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  In the case of an incentive stock option, the date on which employment is terminated for cause or voluntarily by the option holder.

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  In the case of a nonqualified option, as provided in the option agreement.

        In the event of death or permanent and total disability before the option expires and while the option holder is still employed by us or provides services to us, the option will terminate on the earliest of:

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  The expiration date.

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  Cancellation if we are party to a reorganization or merger, consolidation, we are liquidated or sell substantially all of our assets.

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  180 days after the death or disability.

        The holder of any option may pay the purchase price of the shares subject to the option:

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  in cash, check, bank draft or postal or express money order in an amount equal to the exercise price for such shares;

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  with the consent of the committee, in shares of our common stock owned by the option holder for a period of at least six months having a fair market value equal to the exercise price for such shares;

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  with the consent of the committee, by reducing the number of option shares issuable to the option holder upon exercise of the option by a number of shares having a fair market value equal to the exercise price for such shares;

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  with the consent of the committee, a personal recourse note issued by the option holder to us in an amount equal to the exercise price for such shares;

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  with the consent of the committee, other consideration that is acceptable to the committee and that has a fair market value equal to the exercise price for such shares, including any broker-directed cashless exercise/resale procedure adopted by the committee; or

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  with the consent of the committee, any combination of the foregoing.

        The 2000 Incentive and Nonqualified Stock Option Plan shall terminate as of August 28, 2010. According to the terms of the 2000 Incentive and Nonqualified Stock Option Plan, our board of directors may amend or discontinue the plan at any time. However, any amendment which would increase the number of shares available under the plan or change in substance the provisions as to who is eligible to receive options under the plan, will not be effective without the approval of our stockholders within 12 months. In addition, regulations of the American Stock Exchange require stockholder approval of certain amendments to the plan.

New Plan Benefits

        The committee may grant awards under the 2000 Incentive and Nonqualified Stock Option Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the executive officers; (ii) the current executive officers, as a group, (iii) the current directors who are not executive officers, as a group, (iv) each nominee for election as a director and (v) the employees who are no executive officers, as a group, as a result of the adoption of the amendment to the 2000 Incentive and Nonqualified Stock Option Plan. If the proposed amendment had been in effect during 2002, it would not have affected the determination of the number of options received by or allocated to participants in 2002.

        Federal Income Tax Information with Respect to the 2000 Incentive and Nonqualified Stock Option Plan.    The holder of a nonqualified option ordinarily recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a non qualified stock option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. The capital gain or loss will be long-term capital gain or loss if the holder held the shares for more than 12 months after the date of exercise; otherwise the capital gain or loss would be short-term capital gain or loss. Subject to certain limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a nonqualified option.

        The holder of an incentive option recognizes no income for federal income tax purposes on the grant thereof. Except as described below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If no disposition of shares acquired upon exercise of the incentive option is made by the option holder within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). The excess of the fair market value of the underlying shares over the option price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit, which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the alternative minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

        In connection with the sale of the shares covered by incentive options, we are allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within two years after the date of the granting of the incentive option or one year after the exercise of the incentive option), subject to certain limitations on the deductibility of compensation paid to executives.

        Full Text of 2000 Incentive and Nonqualified Stock Option Plan.    The above summary description of the 2000 Incentive and Nonqualified Stock Option Plan is qualified by and subject to the plan itself. Any stockholder may receive a free copy of the Plan as proposed to be amended by requesting a copy from Diane J. Ryan at (781) 246-0700. In addition, a copy of the full 2000 Plan, without the proposed amendments, was filed as an exhibit to the 2002 Definitive Proxy filed on December 9, 2002 and can be inspected and copied at the Securities and Exchange Commission's web site: http://www.sec.com.

        We intend to file, as soon as practical, a Registration Statement on Form S-8 covering the shares of common stock issuable under the 2000 Incentive and Nonqualified Stock Option Plan.

INDEPENDENT AUDITORS

        The board of directors has reappointed BDO Seidman, LLP, as the independent auditors to audit our financial statements for the fiscal year ending June 30, 2004. This firm has served as our auditors since 2003. The audit committee has determined that BDO's provision of services to us not related to our audit of our financial statements was at all relevant times compatible with that firm's independence.

        Representatives of BDO Seidman, LLP have been invited to the annual meeting and are expected to be present at the annual meeting. They will be given an opportunity to make a statement, if so desired. Representatives will be available to respond to appropriate questions from stockholders.

Audit Fees

        The aggregate fees for professional services rendered by BDO Seidman, LLP in connection with their audit of our annual consolidated financial statements for the year ended June 30, 2003, and review of the consolidated financial statements included in our quarterly reports on Form 10-QSB during fiscal 2003 were approximately $80,000. Additionally, the fees paid to our former Independent Auditors, Ernst & Young, LLP, responsible for two quarterly reviews, were approximately $16,000.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by BDO Seidman, LLP for fiscal 2003 were approximately $0.

All Other Fees

        The aggregate fees for all other services rendered by BDO Seidman, LLP in fiscal 2003, which include fees for pension and statutory audits, business acquisitions, accounting consultations and SEC registration statements, were approximately $10,000. Fees paid to our former Independent Auditors, Ernst & Young, LLP were approximately $19,000.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies in the form enclosed herewith will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers, and employees may also solicit proxies personally or by telephone without special compensation for such activities. We will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

OTHER PROPOSED ACTIONS

        The board of directors knows of no other business to come before the meeting. However, if any other business should properly be presented to the meeting, the proxies will be voted in accordance with the judgment of the persons holding the proxies.

STOCKHOLDER PROPOSALS

        In order to be eligible for inclusion in our proxy statement and form of proxy for the annual meeting scheduled to be held in December 2004, stockholder proposals must comply with SEC Rule 14a-8 and any other applicable rules and must be delivered to our principal executive offices prior to July 14, 2004.

        In addition, SEC Rule 14a-4 provides that with respect to any proposal or nomination made by a stockholder at the annual meeting scheduled for December 2004, the persons named as proxies by us in its solicitation materials will have discretionary authority to vote on such proposal or nomination if we did not have notice of the matter at least 45 days prior to the anniversary date of mailing of this Proxy Statement.

AVAILABLE INFORMATION

        Stockholders of record on October 29, 2003, will receive a copy of this proxy statement and our annual report to stockholders, which contains details financial information about us. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. Additional copies of the annual report to stockholders for the fiscal year ended June 30, 2003, and copies of our annual report on Form 10-KSB/A for the fiscal year ended June 30, 2003 are available to stockholders without charge upon written request addressed to: Investor Relations, Implant Sciences Corporation, 107 Audubon Road, #5, Wakefield, Massachusetts 01880.

IMPLANT SCIENCES CORPORATION
107 Audubon Road, #5
Wakefield, Massachusetts 01880

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, DECEMBER 11, 2003

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby constitute(s) and appoint(s) Anthony J. Armini and Stephen N. Bunker, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of common stock of Implant Sciences Corporation (the "Company") held of record by the undersigned at the close of business on October 29, 2003 at the Annual Meeting of Stockholders of the Company to be held on Thursday, December 11, 2003, at the Sheraton Colonial Hotel located at 1 Audubon Road, Wakefield, Massachusetts 01880, beginning at 10:00 a.m. local time, and at any and all adjournments thereof. A stockholder wishing to vote in accordance with the recommendation of the Board of Directors need only sign and date this proxy and return it in the enclosed envelope.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

[X]	Please mark your votes as in this example.
UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:
1.	Election of Directors.
	For all nominees	[ ]
	Withhold all nominees	[ ]
	For all except To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.	[ ]

Nominees: 01) Anthony J. Armini 02) Stephen N. Bunker 03) Michael Szycher 04) David B. Eisenhaure 05) Shaun K. Cave
		FOR	AGAINST	ABSTAIN
2.	Amendment to the 2000 Incentive and Nonqualified Stock Option Plan to increase the number of shares of common stock available for issuance by 400,000 to 1,000,000 shares, to remove the limitation of the number of shares an employee may be granted in a calendar year and to increase the number of annual options granted to Non-Employee Directors from 2,000 to 10,000 shares.	[ ]	[ ]	[ ]
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	[ ]	[ ]	[ ]
RECORD DATE SHARES

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.
HAS YOUR ADDRESS CHANGED? DO YOU HAVE ANY COMMENTS?

Shareholder sign here                                          Co-owner sign here

Dated:                   , 2003

Please be sure to sign and date this proxy. Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

QuickLinks

Notice of Annual Meeting of Stockholders To Be Held on Thursday, December 11, 2003
PROPOSAL ONE—ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
PROPOSAL TWO—AMENDMENT OF OUR 2000 INCENTIVE AND NON QUALIFIED STOCK OPTION PLAN
INDEPENDENT AUDITORS
IMPLANT SCIENCES CORPORATION 107 Audubon Road, #5 Wakefield, Massachusetts 01880
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, DECEMBER 11, 2003
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY